EXHIBIT A
GLOBAL DEPOSITARY SHARES
(Each Global Depositary
Share represents one-fifth of one (1/5)
deposited Share)

THE BANK OF NEW YORK MELLON
GLOBAL DEPOSITARY RECEIPT
FOR COMMON SHARES, WITHOUT
PAR VALUE,
OF
OGX PETRoLEO E GA
PARTICIPACOES S.A.
(ORGANIZED UNDER THE LAWS OF
THE FEDERATIVE REPUBLIC OF
BRAZIL)
            The Bank of New York
Mellon, as depositary (hereinafter called the Depositary), hereby certifies that, or registered assigns IS THE
OWNER OF

GLOBAL DEPOSITARY SHARES
representing deposited common shares
(herein called Shares) of OGX Petroleo e
Ga Participacoes S.A., a corporation
(sociedade anonima) organized under the
laws of the Federative Republic of Brazil
(herein called the Company). At the date hereof, each Global Depositary Share represents one-fifth of one (1/5) Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Sao
Paulo office of Banco Itau S.A. (herein called the Custodian). The Depositarys
Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286



1.	THE DEPOSIT AGREEMENT.
      This Global Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the Deposit
Agreement, dated as of May 4, 2009 (herein
called the Deposit Agreement), by and
among the Company, the Depositary, and all
Owners and Beneficial Owners from time to
time of Global Depositary Shares issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and
Beneficial Owners of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the Global Depositary Shares
for which this Receipt is issued.  Delivery of
such Deposited Securities may be made by
the delivery of (a) Shares in the name of the
Owner hereof or as ordered by him or by
certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates (if available) for
Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of Global
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of the Shares or
the presentor of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt,
including, without limitation, this Article 3.
      The delivery of Receipts against
deposit of Shares generally or against
deposit of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary, the Company or the
Foreign Registrar are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by Global
Depositary Shares evidenced by such
Receipt until such payment is made, and
may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
Global Depositary Shares evidenced by this
Receipt, and may apply such dividends or
other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, non-assessable, and free and clear
of any lien, encumbrance, security interest,
charge or adverse claim and were not issued
in violation of any preemptive or similar
rights of the holders of outstanding Shares
and that the person making such deposit is
duly authorized to do so.  Every such person
shall also be deemed to represent that the
deposit of such Shares and the sale of
Receipts evidencing Global Depositary
Shares representing such Shares by that
person are not restricted under the Securities
Act.  Such representations and warranties
shall survive the deposit of Shares and
delivery of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval,
compliance with all applicable laws,
regulations and provisions of or governing
the Deposited Securities and the terms of the
Deposit Agreement, or such information
relating to the registration on the books of
the Company or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary may deem necessary or
proper or as the Company may reasonably
require by written request to the Depositary.
The Depositary may withhold the delivery
or registration of transfer of any Receipt or
the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made. If requested in writing by
the Company, the Depositary shall provide
the Company, to the extent practicable, with
copies of the proofs, certificates or
information that it receives pursuant to
Section 3.1 of the Deposit Agreement, to the
extent that disclosure is permitted by
applicable law. No Share shall be accepted
for deposit unless accompanied by evidence
reasonably satisfactory to the Depositary
that any necessary approval has been
granted by the Central Bank or any
governmental body in Brazil that is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company at least once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), or by Owners, as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to or from the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of 5.00
or less per 100 Global Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement and the
surrender of Receipts pursuant to
Section 2.5 or 6.2 of the Deposit Agreement,
(6) a fee of .02 or less per Global Depositary
Share (or portion thereof) for any cash
distribution made pursuant to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of Global
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners, (8) in addition to any fee charged
under clause (6), a fee of .02 or less per
Global Depositary Share (or portion thereof)
for depositary services, which will accrue on
the last day of each calendar year and which
will be payable as provided in clause (9)
below; and (9) any other charge payable by
the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (a Pre-Release).  The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the Pre-
Releasee) that the Pre-Releasee, or its
customer, (i) owns the shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares no deposited but
represented by Global Depositary Shares
outstanding at any time as a result of Pre-
Releases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
disregard such limit from time to time as it
deems reasonably appropriate, and may,
with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will
also set Dollar limits with respect to Pre-
Release transactions to be entered into
hereunder with any particular Pre-Releasee
on a case-by-case basis as the Depositary
deems appropriate.  For purposes of
enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York;
provided, however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute Owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes, and neither the Depositary nor the
Company shall have any obligation or be
subject to liability under the Deposit
Agreement to any holder of a Receipt unless
that holder is the Owner of that Receipt.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature
of a duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company publishes information
in English required to maintain the
exemption from registration under Rule
12g3-2(b) under the Securities Exchange
Act of 1934 on its Internet web site or
through an electronic information delivery
system generally available to the public in
its primary trading market.  The Companys
Internet web site address is
www.ogx.com.br.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request, send to Owners of
Receipts copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, as promptly as practicable,
convert such dividend or distribution into
dollars and will distribute the amount thus
received (net of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.9 of the Deposit Agreement)
to the Owners of Receipts entitled thereto as
of the record date fixed pursuant to Section
4.6; provided, however, that in the event that
the Company or the Depositary is required
to withhold and does withhold from any
cash dividend or other cash distribution in
respect of any Deposited Securities an
amount on account of taxes or other
governmental charges, the amount
distributed to the Owners of the Receipts
evidencing Global Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
            Subject to the provisions of
Section 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.1, 4.3 or
4.4 of the Deposit Agreement, the
Depositary, after consultation with the
Company to the extent practicable,  will
cause the securities or property received by
it to be distributed to the Owners entitled
thereto, in any manner that the Depositary
may deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason the Depositary deems such
distribution not to be feasible, the
Depositary may, after consultation with the
Company, adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in Article 7 hereof and Section 5.9 of the
Deposit Agreement) will be distributed by
the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.1 of
the Deposit Agreement.  The Depositary
may sell, by public or private sale, an
amount of securities or other property it
would otherwise distribute under Section 4.2
of the Deposit Agreement that is sufficient
to pay its fees and expenses in respect of
that distribution. To the extent such
securities or property or the net proceeds
thereof are not distributed to Owners as
provided in Section 4.2 of the Deposit
Agreement, the same shall constitute
Deposited Securities and each Global
Depositary Share shall thereafter also
represent its proportionate interest in such
securities, property or net proceeds.  The
Depositary may withhold any distribution of
securities under Section 4.2 of the Deposit
Agreement if it has not received satisfactory
assurances from the Company that the
distribution does not require registration
under the Securities Act.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may distribute to the Owners
of outstanding Receipts entitled thereto, as
of the record date fixed pursuant to Section
4.6 of the Deposit Agreement, additional
Receipts evidencing an aggregate number of
Global Depositary Shares representing the
amount of Shares received as such dividend
or free distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of Global Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.9 of the Deposit Agreement
(and the Depositary may sell, by public or
private sale, an amount of the Shares
received that is sufficient to pay its fees and
expenses in respect of that distribution).  In
lieu of delivering Receipts for fractional
Global Depositary Shares in any such case,
the Depositary will use reasonable efforts to
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.2 of
the Deposit Agreement.  If additional
Receipts are not so distributed, each Global
Depositary Share shall thenceforth also
represent the additional Shares distributed
upon the Deposited Securities represented
thereby.
      In the event that the Depositary
reasonably determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary reasonably deems
necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall, as promptly as practicable,
convert or cause to be converted, by sale or
in any other manner that it may determine,
such foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall,
after consultation with the Company, have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of Global
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the Global
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon (i) instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, (ii) payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and (iii) payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article 13, such Receipts shall be legended
in accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of Global Depositary Shares held by
the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to all Owners or are registered under the
provisions of such Act; provided, that
nothing in the Deposit Agreement shall
create, any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests the
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act, the
Depositary shall not effect such distribution
unless it has received an opinion from
recognized counsel in the United States for
the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each Global Depositary Share, or whenever
the Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date, which, to the extent practicable, shall
be the same as any corresponding record
date set by the Company with respect to
Shares, and if different, as close thereto as
reasonably practicable (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof, (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (iii)
responsible for any fees or charges assessed
by the Depositary pursuant to the Deposit
Agreement, or (b) on or after which each
Global Depositary Share will represent the
changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt from the Company of
notice of any meeting or solicitation of
proxies or consents of holders of Shares or
other Deposited Securities, the Depositary
shall, if requested in writing by the
Company, as soon as practicable thereafter,
mail to the Owners of Receipts a notice, the
form of which notice shall be in the sole
discretion of the Depositary, which shall
contain (a) such information as is contained
in such notice of meeting received by the
Depositary from the Company, (b) a
statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of law and of the
Estatuto Social, to instruct the Depositary as
to the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective Global Depositary Shares and (c)
a statement as to the manner in which such
instructions may be given, including an
express indication that instructions may be
given, or deemed given in accordance with
the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated by the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor insofar as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by such Global
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If (i) the Company made a
request to he Depositary as contemplated by
the first sentence of this Article and of
Section 4.7 of the Deposit Agreement and
(ii) no instructions are received by the
Depositary from any Owner with respect to
any of the Deposited Securities represented
by the Global Depositary Shares evidenced
by such Owners Receipts on or before the
Instruction Date, the Depositary shall deem
such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote Deposited Securities, provided, that no
such instruction shall be deemed given and
no such discretionary proxy shall be given
with respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for,
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and Global Depositary Shares
shall thenceforth represent, in addition to the
existing Deposited Securities, the right to
receive the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, officers, employees,
agents or affiliates shall incur any liability to
any Owner or Beneficial Owner or other
person (i) by reason of any provision of any
present or future law or regulation of the
United States, Brazil, or any other country,
or of any governmental or regulatory
authority, or by reason of any provision,
present or future, of the Estatuto Social, or
by reason of any provision of any securities
issued or distributed by the Company, or any
offering or distribution thereof, or by reason
of any act of God or war or terrorism or
other circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed, (ii) by
reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, (iii) by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, (iv) for the inability of any
Owner or Beneficial Owner to benefit from
any distribution, offering, right or other
benefit which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or holders, or (v) for
any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Section 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, such distribution or
offering may not be made available to some
or all of the Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary nor
any of their agents assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners, except that they agree to perform
their obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary or any of its
agents shall not be subject to any liability
with respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company nor any of
their agents or affiliates shall be under any
obligation to appear in, prosecute or defend
any action, suit, or other proceeding in
respect of any Deposited Securities or in
respect of the Receipts, on behalf of any
Owner or Beneficial Owner or other person,
and the Custodian shall not be under any
obligation whatsoever with respect to such
proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company nor
any of their agents or affiliates shall be
liable for any action or nonaction by it or
them in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or Beneficial Owner, or any
other person believed by it or them in good
faith to be competent to give such advice or
information.  Each of the Depositary, its
controlling persons and its agents and the
Company, its controlling persons and its
agents may rely and shall be protected in
acting upon any written notice, request,
direction or other document believed by it to
be genuine and to have been signed or
presented by the proper party or parties.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising
wholly after the removal or resignation of
the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The Company
agrees to indemnify the Depositary, its
directors, officers, employees, agents and
affiliates and the Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to the reasonable fees and expenses
of counsel) which may arise out of any
registration with the Commission of
Receipts, Global Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, pursuant to the
provisions of or in connection with the
Deposit Agreement and of the Receipts, as
the same may be amended, modified, or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or
any of its directors, employees, agents and
affiliates.  No disclaimer of liability under
the Securities Act is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 90 days prior written notice
of such removal, to become effective upon
the later of (i) the 90th day after delivery of
the notice to the Depositary and (ii) the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary in its discretion may appoint a
substitute custodian.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners in any respect which they
may deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees and cable, telex or facsimile
transmission costs, delivery costs or other
such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall not, however,
become effective as to outstanding Receipts
until the expiration of 30 days after notice of
such amendment shall have been given to
the Owners of outstanding Receipts.  Every
Owner and Beneficial Owner of a Receipt at
the time any amendment so becomes
effective shall be deemed, by continuing to
hold such Receipt or any interest therein, to
consent and agree to such amendment and to
be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate
the Deposit Agreement by mailing notice of
termination to the Owners of all Receipts
then outstanding at least 30 days prior to the
date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding at least 30 days prior to the date
of termination, if at any time 30 days shall
have expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary has not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the Global Depositary Shares evidenced
by such Receipt.  If any Receipts shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of four months from the date
of termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act.
23.	SUBMISSION TO JURISDICTION;
APPOINTMENT OF AGENT FOR
SERVICE OF PROCESS.
      In the Deposit Agreement, the
Company has (i) appointed CT Corporation
System, 111 Eighth Avenue, 13th Floor,
New York, New York  10011 USA, in the
State of New York, as the Companys
authorized agent upon which process may be
served in any suit or proceeding arising out
of or relating to the Shares or Deposited
Securities, the Global Depositary Shares, the
Receipts or the Deposit Agreement, (ii)
consented and submitted to the jurisdiction
of any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted, and (iii)
agreed that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding, to
the extent permissible under applicable
Brazilian laws and regulations. The
Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any Global Depositary Shares or
Receipts remain outstanding or the Deposit
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices under the Deposit Agreement, and
service so made shall be deemed completed
five (5) days after the same shall have been
so mailed.
25.	DISCLOSURE OF INTERESTS.
            Notwithstanding any other
provision of the Deposit Agreement, each
Owner agrees to comply with requests from
the Company pursuant to Brazilian law, the
rules and requirements of the CVM and the
Sao Paulo Stock Exchange, and any other
stock exchange on which the Shares are, or
will be, registered, traded or listed or the
Estatuto Social, which requests are made to
provide information, inter alia, as to the
capacity in which such Owner owns Global
Depositary Shares (and Shares as the case
may be) and regarding the identity of any
other person interested in such Global
Depositary Shares and the nature of such
interest and various other matters, whether
or not they are Owners at the time of such
requests.  The Depositary agrees to use
reasonable efforts to comply with the written
instructions of the Company to forward such
requests from the Company to the Owners
and to forward to the Company any such
responses to such requests received by the
Depositary.  Except for the forwarding of
any such requests and responses as provided
in the previous sentence, the Depositary
shall not have any duty to obtain or provide
any information sought by the Company
under Section 3.4 of the Deposit Agreement.
26.	DELIVERY OF INFORMATION
TO THE CVM.
      Each of the Depositary and the
Company hereby confirms to the other that
for as long as the Deposit Agreement is in
effect, it shall furnish the CVM and the
Central Bank, at any time and within the
period that may be determined, with any
information and documents related to the
Global Depositary Receipt program and the
Receipts issued thereunder.  In the event that
the Depositary or the Custodian shall be
advised in writing by reputable independent
Brazilian counsel that the Depositary or
Custodian reasonably could be subject to
criminal, or material, as reasonably
determined by the Depositary, civil,
liabilities as a result of the Company having
failed to provide such information or
documents reasonably available only
through the Company, the Depositary shall
have the right to terminate the Deposit
Agreement, upon at least 15 days prior
notice to the Owners and the Company, and
the Depositary shall not be subject to any
liability hereunder on account of such
termination or such determination.  The
effect of any such termination of this
Deposit Agreement shall be as provided in
Section 6.2 of the Deposit Agreement.
27.	UNCERTIFICATED GLOBAL
DEPOSITARY SHARES; DTC DIRECT
REGISTRATION SYSTEM.
      Notwithstanding anything to the
contrary in this Deposit Agreement:
      (a)	Global Depositary Shares
may be certificated securities evidenced by
Receipts or uncertificated securities.  The
form of Receipt annexed as Exhibit A to this
Deposit Agreement summarizes the terms
and conditions of, and will be the prospectus
required under the Securities Act of 1933
for, both certificated and uncertificated
Global Depositary Shares.  Except for those
provisions of this Deposit Agreement that by
their nature do not apply to uncertificated
Global Depositary Shares, all the provisions
of this Deposit Agreement shall apply,
mutatis mutandis, to both certificated and
uncertificated Global Depositary Shares.
      (b)	(i)	The term deliver, or
its noun form, when used with respect to
Receipts, shall mean (A) book-entry transfer
of Global Depositary Shares to an account at
The Depository Trust Company, or its
successor (DTC), designated by the person
entitled to such delivery, evidencing Global
Depositary Shares registered in the name
requested by that person,  (B) registration of
Global Depositary Shares not evidenced by
a Receipt on the books of the Depositary in
the name requested by the person entitled to
such delivery and  mailing to that person of
a statement confirming that registration or
(C) if requested by the person entitled to
such delivery, delivery at the Corporate
Trust Office of the Depositary to the person
entitled to such delivery of one or more
Receipts.
      	(ii)	The term surrender,
when used with respect to Receipts, shall
mean (A) one or more book-entry transfers
of Global Depositary Shares to the DTC
account of the Depositary, (B) delivery to
the Depositary at its Corporate Trust Office
of an instruction to surrender Global
Depositary Shares not evidenced by a
Receipt  or (C) surrender to the Depositary
at its Corporate Trust Office of one or more
Receipts evidencing Global Depositary
Shares.
      (c)	Global Depositary Shares not
evidenced by Receipts shall be transferable
as uncertificated registered securities under
the laws of New York.
      (d)	The Depositary shall have a
duty to register a transfer, in the case of
uncertificated Global Depositary Shares,
upon receipt from the Owner of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (f) below).  The
Depositary, upon surrender of a Receipt for
the purpose of exchanging it for
uncertificated Global Depositary Shares,
shall cancel that Receipt and send the Owner
a statement confirming that the Owner is the
owner of the same number of uncertificated
Global Depositary Shares that the
surrendered Receipt evidenced. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (f) below) from
the Owner of uncertificated Global
Depositary Shares for the purpose of
exchanging them for certificated Global
Depositary Shares, shall execute and deliver
to the Owner a Receipt evidencing the same
number of certificated Global Depositary
Shares.
      (e)	Upon satisfaction of the
conditions for replacement of a Receipt that
is mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
Global Depositary Shares evidenced by that
Receipt in uncertificated form unless
otherwise requested by the Owner.
      (f)	(i)  The parties acknowledge
that the Direct Registration System (DRS) and Profile Modification System (Profile) shall apply to uncertificated Global
Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated Global Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of Global Depositary Shares, to direct the Depositary to register a transfer of those Global Depositary Shares to DTC or its nominee and to deliver those Global
Depositary Shares to the DTC account of
that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
            	(ii)  In connection
with and in accordance with the
arrangements and procedures relating to
DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform
Commercial Code).  For the avoidance of
doubt, the provisions of Sections 5.03 and
5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.




A-10

A-1